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                                                                   EXHIBIT 31.1



                  Certification of Principal Executive Officer

I,  W. Scott Parr, Chief Executive Officer of iCAD, Inc. , certify that:

1. I have reviewed this annual report on Form 10-K/A of iCAD, Inc.;

2. Based on my knowledge, this annual report on Form 10-K/Adoes not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.


Date: November 21, 2003
                                                /s/ W. Scott Parr
                                                --------------------------
                                                W. Scott Parr
                                                Chief Executive Officer